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                                                                    EXHIBIT 99.1


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Contacts:                                              Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039                                    P.O. Box 4740
gary.flaharty@bakerhughes.com                          Houston, Texas 77210-4740
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Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com
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BAKER HUGHES ANNOUNCES CHARGES AND REVISED OUTLOOK

HOUSTON, September 22, 2003 -- Baker Hughes Incorporated (NYSE: BHI; PCX; EBS) announced today it will record charges to income totaling approximately $106 million after tax in the third quarter of 2003 relating to its 30% minority interest in the WesternGeco seismic venture charges announced today by Schlumberger Ltd. The company also announced that it is classifying its Bird Machine division (Bird) as a discontinued operation and expects to record pre-tax charges of approximately $50 million ($40 million after tax), including $20 million after tax for the reversal of its cumulative translation adjustment account related to Bird. In addition, the company is revising its outlook for income from continuing operations to reflect the company's share of the WesternGeco charges, Bird Machine being classified as a discontinued operation, and reduced operational expectations for both WesternGeco and its oilfield operations.

WESTERNGECO

As a 30% minority interest partner in WesternGeco, Baker Hughes' share of the charges announced today by Schlumberger Ltd. included approximately $90 million after tax related to the impairment of WesternGeco's multi-client seismic library, as well as approximately $16 million after tax related to the further rationalization of WesternGeco's marine seismic fleet. Following is a table detailing the WesternGeco charges.

                                           SUMMARY OF WESTERNGECO CHARGES
                            (to be recorded for three months ending September 30, 2003)
---------------------------------------------------------------------------------------------------------------------
                                                                       LOSS                     LOSS        DILUTED
UNAUDITED                                            RECORDED         BEFORE                    AFTER       LOSS PER
(in millions except earnings per share)                 AS             TAX           TAX         TAX         SHARE
---------------------------------------------------------------------------------------------------------------------
   30% share of the charge impairing the
       value of WesternGeco's multi-client     Equity in income
       seismic library                         (loss) of affiliates   ($120)         $30        ($90)        ($0.26)

   30% share of the charge related to
       the rationalization of the              Equity in income
       WesternGeco marine seismic fleet        (loss) of affiliates    ($16)           -        ($16)        ($0.05)
---------------------------------------------------------------------------------------------------------------------
Total                                                                 ($136)         $30       ($106)        ($0.31)
=====================================================================================================================

The company's 30% minority interest in WesternGeco represents the company's most significant investment in an affiliate that is accounted for using the equity method of accounting. As a result of the above WesternGeco related charges, the carrying value of the company's equity investment in affiliates will be reduced by approximately $136 million.

In addition, as a result of these announced impairments, and after the company's recognition of its proportionate share of the related charges, the company has initiated an evaluation of the remaining carrying value of its investment


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in WesternGeco to determine if the remaining carrying value could be further impaired. The company expects to complete this evaluation by the date of its third quarter earnings release. Although the evaluation will not be completed for several weeks, based on preliminary estimates and calculations, the company estimates that the remaining carrying value could be impaired by an amount of between $40 million and $80 million. The company cautions however that the final amount of impairment, if any, could vary significantly from these preliminary estimates.

All of the above described impairment charges related to the company's investment in WesternGeco are of a non-cash nature.

BIRD MACHINE

The company also announced that its Bird division will be reported as a discontinued operation. In connection with this decision, the company expects to record pre-tax restructuring and impairment charges totaling approximately $30 million ($20 million after tax) and expects to write off approximately $20 million (after tax) of the company's cumulative translation adjustment related to Bird. The majority of the charges are expected to be recorded during the third quarter of 2003. Bird is now expected to record an operating loss of approximately $5 to $7 million in the third quarter of 2003. The restructuring charges, impairment adjustments and operating loss will be recorded within the discontinued operations section of the income statement.

REVISED OUTLOOK

The company has also been informed by WesternGeco that it is now expected to record an operating loss in the third quarter and is therefore updating its outlook for its WesternGeco interest for the three months ended September 30, 2003. Baker Hughes' 30% share of the WesternGeco operational loss is now expected to be between $10 and $15 million before tax as compared to its July 24, 2003 announced outlook of expected breakeven results for the third quarter of 2003.

In addition, the company also updated its outlook for its oilfield operations. The company reconfirmed that oilfield operations revenue for the third quarter is expected to be consistent with the sequential and year over year guidance given in the company's July 24, 2003 news release as increases in international revenue offset shortfalls in the Gulf of Mexico where rig activity has remained flat during the third quarter. However, the company expects income from its oilfield operations to be lower due to this geographic mix change. In addition, the company has incurred several non-recurring costs in its oilfield operations in the third quarter of 2003 that contribute to the shortfall.

The company has revised its July 24, 2003 outlook of $0.26 to $0.29 for income from continuing operations per share (diluted) for the third quarter of 2003 to reflect the company's share of the WesternGeco charges, (a loss of approximately $0.31 per share); the revised guidance for WesternGeco, (an operating loss between $0.02 per share and $0.03 per share); the classification of Bird as a discontinued operation (adds approximately $0.005 per share); and the revised outlook for income from its oilfield operations. The company now expects a loss from continuing operations per share (diluted) for the third quarter of 2003, of $0.06 to $0.08 per share, excluding any potential impact related to the results of the review of its carrying value of WesternGeco mentioned above.

EARNINGS CONFERENCE CALL

The results for the third quarter are expected to be released on Thursday, October 23, 2003, before the market opens. Baker Hughes has scheduled a conference call on Thursday, October 23, 2003 at 8:30 a.m. eastern, 7:30 a.m. central to discuss results for the third quarter of 2003 ending September 30, 2003.

To access the call, which is open to the public, please call the conference call operator at 706-643-3468, 20 minutes prior to the scheduled start time and ask for the "Baker Hughes Conference Call." A replay will be available through Thursday, October 30, 2003. The number for the replay is 706-645-9291, the

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access code is: 2821408. The conference call and replay will be webcast by CCBN.
To access the webcast, go to www.bakerhughes.com/investor and select "News Releases", then click on "Conference Calls." Investors can automatically receive Baker Hughes E-mail Alerts when news releases are posted to the company's Internet site. To subscribe, go to www.bakerhughes.com/investor and choose "News Releases" and then "E-Mail Alerts."

FORWARD LOOKING STATEMENT

This news release (and oral statements made regarding the subjects of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expects," "expected," "anticipates", "forecast", "guidance", "outlook", "will," "estimates," "estimated," and similar expressions are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from the preliminary estimates in our forward-looking statements. These forward-looking-statements are affected by the risk factors described below and in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and those set forth from time to time in our filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information referenced in this press release. The documents are available through the Company's web site or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

WESTERN GECO - Information regarding WesternGeco is based upon information that WesternGeco has provided to Baker Hughes. Statements derived from this information are subject to the accuracy of the information that WesternGeco provided. Additionally, any forward-looking statements relating to WesternGeco are also subject to demand in the seismic industry as well as the factors listed in the "General Outlook - Oilfield Segment" in this news release. The Company has not fully completed its review of the information provided by WesternGeco or completed its impairment testing of the remaining carrying value of its equity investment on which these forward-looking statements are based, and the final results could differ materially from the preliminary results provided to management.

BIRD MACHINE - Baker Hughes' expectations with regard to the reclassification of Bird as a discontinued operation and its ultimate disposal relate to anticipated market conditions that are subject to various factors and conditions.

REVISED OUTLOOK - Statements regarding the outlook for the company's operations are based on current expectations. These statements are forward-looking, and actual results may differ materially. Factors affecting these forward-looking statements are detailed under "General Outlook - Oilfield Segment" (below). These statements do not include the potential impact of any acquisition, disposition, merger, joint venture, or other transactions or events that could occur in the future.

GENERAL OUTLOOK - OILFIELD SEGMENT - Baker Hughes' expectation regarding its outlook for its oilfield businesses, changes in profitability and growth in those businesses and the oil and gas industry are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the level of petroleum industry exploration and production expenditures; drilling rig and oil and gas industry manpower and equipment availability; the company's ability to implement and effect price increases for its products and services; the company's ability to control its costs; the availability of sufficient manufacturing capacity and subcontracting capacity at forecasted costs to meet the company's revenue goals; the company's ability to introduce new technology on its forecasted schedule and at its forecasted cost; the ability of the company's competitors to capture market share; the company's ability to retain or increase its market share; world economic conditions; the price of, and the demand for, crude oil and natural gas; drilling activity; seasonal weather conditions that affect the demand for energy and severe weather conditions that affect exploration and production activities; the legislative and regulatory environment in the United States and other countries in which the company operates; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC

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production quotas; war or extended period of international conflict, particularly involving the United States, Middle East or other major petroleum-producing or consuming regions; acts of war or terrorism; civil unrest or in-country security concerns where the company operates; the development of technology by Baker Hughes or its competitors that lowers overall finding and development costs; new laws and regulations that could have a significant impact on the future operations and conduct of all businesses as a result of the financial deterioration and bankruptcies of large U.S. entities; labor-related actions, including strikes, slowdowns and facility occupations; the condition of the capital and equity markets in general; adverse foreign exchange fluctuations and adverse changes in the capital markets in international locations where the company operates; and the timing of any of the foregoing.

Oilfield Pricing Changes: Baker Hughes expectation's regarding pricing changes for its products and services are only its expectations regarding pricing. Actual pricing changes could be substantially different from the company's expectations, which are affected by many of the factors listed above in "General Outlook -- Oilfield Segment," as well as existing legal and contractual commitments to which the company is subject.

GENERAL OUTLOOK - PROCESS SEGMENT -- Baker Hughes' expectations in this news release regarding its outlook for its process segment and its markets are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the effect of competition; the health of the markets of the company's customers, including, without limitation, the production and refining, industrial, chemical, municipal wastewater and mining markets; the level of customer expenditures and investment, especially in the oil and gas, industrial, chemical, municipal wastewater and mining markets; the company's ability to control its costs; the ability of the company's competitors to capture market share; the company's ability to retain or increase its market share; world economic conditions; the legislative and regulatory environment in the United States and other countries in which the company operates; the condition of the capital and equity markets and the timing of any of the foregoing.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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                       NOT INTENDED FOR BENEFICIAL HOLDERS


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